Registration No. 333-226903

As filed with the Securities and Exchange Commission on August 13, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Heritage NOLA Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	82-0688069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

205 North Columbia Street
Covington, Louisiana 70433
(Address of Principal Executive Offices)

Heritage NOLA Bancorp, Inc. 2018 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. W. David Crumhorn	Steven Lanter, Esq.
President and Chief Executive Officer	Luse Gorman, PC
Heritage NOLA Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
205 North Columbia Street	Washington, DC 20015-2035
Covington, Louisiana 70433	(202) 274-2000
(985) 892-4565
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

DEREGISTRATION OF SHARES

Heritage NOLA Bancorp, Inc. (the “Company”) is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-226903) (“Registration Statement”) to deregister all of the shares of common stock, $0.01 par value, and related stock options therefor, registered under the Registration Statement that remain unissued under the Heritage NOLA Bancorp, Inc. 2018 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on August 13, 2020.
HERITAGE NOLA BANCORP, INC.
By:	/s/ W. David Crumhorn
W. David Crumhorn
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ W. David Crumhorn	Chairman of the Board, President	August 13 , 2020
W. David Crumhorn	and Chief Executive Officer
(Principal Executive Officer)

/s/ Lisa B. Hughes	Senior Vice President and	August 13, 2020
Lisa B. Hughes	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ W. Thomas Ballantine, Jr.	Director	August 13 , 2020
W. Thomas Ballantine, Jr.*

/s/ Salvatore A. Caruso, Jr.	Director	August 13 , 2020
Salvatore A. Caruso, Jr.*

/s/ Elizabeth M. Eustis	Director	August 13 , 2020
Elizabeth M. Eustis *

Director
Jason S. Hunt

/s/ Julian J. Rodrigue, Jr.	Director	August 13 , 2020
Julian J. Rodrigue, Jr.*

*	Pursuant to a Power of Attorney dated August 16, 2018, contained on the signature page of the Form S-8 Registration Statement filed by the registrant on August 17, 2018.